EXHIBIT 10.18

EXECUTION VERSION
FOUNDER RESTRICTED STOCK AGREEMENT
This Founder Restricted Stock Agreement (this “Agreement”), dated as of July 30, 2016, is entered into by and among (i) salesforce.com, inc., a Delaware corporation (“Parent”); (ii) Bret Taylor (the “Founder”); and (iii) The Taylor Children’s Exempt Remainder Trust u/a/d 3/2/2012, The Bret Taylor 2015 Annuity Trust u/a/d 6/28/2015, and The Bret Taylor 2015 Annuity Trust II u/a/d 6/28/2015 (collectively, the “Trusts” and together with Parent and the Founder, collectively, the “Parties” and each, individually, a “Party”).
RECITALS
WHEREAS, concurrently with the execution of this Agreement, Parent, Salesforce Holdings LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent (“Holdings”), Quip, Inc., a Delaware corporation (the “Company”), Quartz Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Holdings (“Merger Sub I”), Quartz Acquisition Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Holdings (“Merger Sub II”) and Shareholder Representative Services LLC, as stockholder representative (the “Stockholder Representative”), are entering into an Agreement and Plan of Reorganization (the “Merger Agreement”);
WHEREAS, capitalized terms used herein but not defined shall have the meanings ascribed to them in the Merger Agreement;
WHEREAS, pursuant and subject to the terms and conditions of the Merger Agreement, at the Closing, Parent will acquire the Company on the terms and conditions set forth in the Merger Agreement (the “Mergers”);
WHEREAS, pursuant and subject to the terms and conditions of the Merger Agreement and this Agreement, a portion of the consideration payable to the Founder and the Trusts for the Company Capital Stock pursuant to the Merger Agreement will consist of the Founder Consideration Shares (as defined below); and
WHEREAS, in connection with the Merger Agreement and as part of the transactions contemplated thereby, the Parties have agreed to enter into this Agreement and to the terms set forth herein (and in the event that the Merger Agreement is terminated or abandoned without consummation of the transactions contemplated thereby, this Agreement shall be void and without force and effect).
AGREEMENT
NOW THEREFORE, for valuable consideration, the receipt whereof is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
1.Certain Definitions.
“Affiliate” shall mean, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.
“Cause” shall mean any of the following: (i) the Founder’s conviction of, or plea of nolo contendere to, a felony; (ii) the Founder’s intentional and material failure to perform duties that are reasonably directed by his manager and which are consistent with the Founder’s position at Parent or an

Affiliate of Parent, other than by reason of illness or injury; (iii) the Founder’s engaging in conduct that materially violates Parent’s Code of Conduct to the material disadvantage or detriment to Parent or an Affiliate of Parent, or which could reasonably be expected to materially disadvantage or act to the detriment of Parent or an Affiliate of Parent; (iv) the Founder’s engaging, in connection with the Founder’s services for Parent or an Affiliate of Parent, in fraud, dishonesty, misappropriation, embezzlement, gross neglect or similar material misconduct; or (v) the Founder’s material breach of the Founder’s Non-Competition and Non-Solicitation Agreement, the Founder’s Employee Proprietary Information Agreement, this Agreement or the Founder’s Offer Letter. Notwithstanding the foregoing, neither Parent nor any Affiliate of Parent shall terminate the Founder for Cause without first providing the Founder with written notice of the acts or omissions constituting the grounds for “Cause” within thirty (30) days of the initial existence of the grounds for “Cause” and a reasonable cure period of not less than thirty (30) days following the date of such notice during which the Founder shall have the right to be heard by his manager (with the assistance of the Founder’s legal counsel if the Founder so requests), and such termination shall not be considered to be for Cause if the grounds for Cause have been cured during such cure period; provided however, that only one notice need be provided for similar or repetitive acts or omissions that constitute grounds for “Cause.”
“disability” or “disabled” means suffering from a state of mental or physical disability, illness or disease that prevents the Founder from carrying out his normal duties to Parent or an Affiliate of Parent employing the Founder, as applicable, as required under the terms of his employment for a period of six months (either consecutively or in a nine-month period), as certified by two medical doctors.
“Founder Consideration Shares” shall mean the number of shares of Founder Restricted Stock to be issued to the Founder and the Trusts as determined in accordance with Section 1.6(b)(i) of the Merger Agreement.
“Good Reason” means resignation within thirty (30) days following the end of the notice and cure period described below following the occurrence of any of the following if taken without the Founder’s consent: (i) a material reduction in the Founder’s base salary as in effect on the Closing Date (except where there is a general reduction of not more than 10% that is applicable to all similarly situated officers of Parent or Affiliate of Parent employing the Founder); (ii) requiring the Founder to move his principal office more than thirty (30) miles outside of San Francisco, California, except where there is a relocation of substantially all of the Company’s employees; (iii) a reduction in the employee grade level of the Founder as set forth in the Founder’s Offer Letter; (iv) the material breach by Parent or an Affiliate of Parent of this Agreement, the Founder’s Non-Competition and Non-Solicitation Agreement, or the Founder’s Offer Letter; or (v) the Founder ceasing to have authority over an annual budget of at least $15 million relating to the productivity business within Parent in respect of Parent’s fiscal year starting from February 1, 2017, which amount shall include the allocation of shared overhead charges. Notwithstanding the foregoing, Good Reason will not be triggered if the annual budget for a fiscal year starting after January 31, 2018 is less than $15 million so long as either (A) the aggregate of the annual budgets for such fiscal year and the immediately preceding fiscal year is no less than $30 million or (B) the annual budget for such fiscal year is no less than 67% of the annual budget for the immediately preceding fiscal year.
Notwithstanding the foregoing, the Founder will not resign for Good Reason without first providing Parent or Affiliate of Parent employing the Founder with written notice of the acts or omissions constituting the grounds for “Good Reason” within thirty (30) days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of not less than thirty (30) days following the date of such notice, and such resignation shall not be considered to be for Good Reason if the grounds for Good

Reason have been cured during such cure period; provided however, that only one notice need be provided for similar or repetitive acts or omissions that constitute grounds for “Good Reason.”
“Indemnification Forfeiture Obligations” shall mean the requirement that Founder and the Trusts forfeit and promptly surrender to Parent for no additional consideration certain Founder Consideration Shares pursuant to Article VIII of the Merger Agreement that Parent is entitled to set-off with respect to any Losses pursuant to any of the indemnification and set-off rights set forth in Article VIII of the Merger Agreement.
“Indemnification Forfeiture Shares” shall mean any Founder Consideration Shares that are required to be forfeited and promptly surrendered to Parent for no additional consideration pursuant to Article VIII of the Merger Agreement that Parent is entitled to set-off with respect to any Losses pursuant to any of the indemnification and set-off rights set forth in Article VIII of the Merger Agreement; provided, that in no event will the Indemnification Forfeiture Shares for the Founder or the Trust exceed the Founder’s or the Trust’s Escrow Pro Rata Portion of the Escrow Amount pursuant to the Merger Agreement as applicable.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
2. Founder Consideration Shares.
(a) Issuance of Founder Consideration Shares. On the Closing Date, the Founder Consideration Shares shall be issued to the Founder and the Trusts in accordance with Section 1.6(b)(i) of the Merger Agreement, which Founder Consideration Shares shall be subject to the Indemnification Forfeiture Obligations and as to the restrictions described in this Section 2; provided, however, that such Founder Consideration Shares shall be held in an account of the transfer agent of Parent for the benefit of the Founder or the Trusts, as the case may be.
(b) Restrictions. Subject to Section 2(b)(iv) and Section 2(c) hereof, so long as the Founder remains employed by Parent or an Affiliate of Parent through each relevant date:
(i) Subject to Section 2(b)(iv), one-seventh (1/7)th of the Founder Consideration Shares (rounded to the nearest whole share) will become unrestricted on the first anniversary of the Closing Date (or the first Business Day after the first anniversary of the Closing Date, if the first anniversary of the Closing Date is not a Business Day;
(ii) Subject to Section 2(b)(iv), one-twenty-eighth (1/28)th of the Founder Consideration Shares (rounded to the nearest whole share) will become unrestricted at the 15-month anniversary of the Closing Date (or the first Business Day after the 15-month anniversary if the 15-month anniversary is not a Business Day);
(iii) one-twenty-eighth (1/28)th of the Founder Consideration Shares (rounded to the nearest whole share) will become unrestricted commencing at the 18-month anniversary of the Closing Date (or the first Business Day after the 18-month anniversary if the 18-month anniversary is not a Business Day) and every three (3) months thereafter (or the first Business Day after such three-month date if such three-month date is not a Business Day); provided, however, that no more than 100% of the Founder Consideration Shares will become unrestricted; and
(iv) Notwithstanding Sections 2(b)(i) and 2(b)(ii), a portion of the Founder Consideration Shares equal to the Founder’s Escrow Pro Rata Portion of the Escrow Amount pursuant to the Merger Agreement that would otherwise have been released under Sections 2(b)(i) and 2(b)(ii) shall continue to be restricted until the 15 month anniversary of the Closing Date (the “Indemnification Obligation Release Date”) solely for the purpose of satisfying any indemnification claims pursuant to the terms of Article VIII of the Merger Agreement; provided that any Founder Consideration Shares that become unrestricted pursuant to Sections 2(b)(i) and 2(b)(ii) shall not be subject to forfeiture solely as a result of the Founder’s termination of employment with Parent or an Affiliate of Parent under Section 2(c)(i) hereof. In the event that there are any claims for indemnification pursuant to Article VIII of the Merger Agreement which shall not have been resolved by the Indemnification Obligation Release Date, any number of Founder Consideration Shares determined by Parent to be reasonably necessary for the purpose of securing any pending claims asserted by Parent in accordance with Article VIII of the Merger Agreement that have not then been resolved pursuant to the terms of Article VIII of the Merger Agreement prior to the Indemnification Obligation Release Date shall continue to be restricted until such Founder Consideration Shares are no longer reasonably expected by Parent, in good faith, to be necessary for the purpose of securing any such pending claims. The Parties agree to amend the foregoing sentence to the extent necessary to make such sentence consistent in all material respects with the disbursement and release provisions of the final Escrow Agreement entered into on the Closing Date.
Notwithstanding the foregoing but still subject to Section 2(c)(ii) hereof, upon a Change in Control (as defined in the Parent Amended and Restated 2013 Equity Incentive Plan) of Parent, Sections 2(b)(i) and (ii) shall not apply and the Founder Consideration Shares shall become unrestricted pursuant to the following schedule (retroactive to the Closing Date), so long as the Founder remains employed by Parent or an Affiliate of Parent through each relevant date: One-third (1/3) of the Founder Consideration Shares (rounded to the nearest whole share) will become unrestricted on each twelve-month anniversary of the Closing Date (or the first Business Day after each such anniversary if such anniversary is not a Business Day).
(c) Termination of Employment; Death and Disability.
(i) Notwithstanding anything to the contrary contained herein, the Founder and the Trusts shall forfeit all Founder Consideration Shares that have not previously become unrestricted pursuant to this Section 2, other than Indemnification Forfeiture Shares that remain restricted after the first anniversary of the Closing Date solely for the purpose of satisfying any indemnification claims pursuant to the terms of Article VIII of the Merger Agreement, (and such Founder Consideration Shares shall promptly be surrendered to Parent for no additional consideration) if (A) the Founder’s employment with Parent or an Affiliate of Parent employing the Founder is terminated for Cause or (B) the Founder resigns his employment with Parent or an Affiliate of Parent employing the Founder without Good Reason.
(ii) Notwithstanding anything to the contrary contained herein, if Parent or an Affiliate of Parent employing the Founder terminates the Founder’s employment with Parent or an Affiliate of Parent employing the Founder without Cause, or if the Founder resigns his employment with Parent or an Affiliate of Parent employing the Founder for Good Reason, or if the Founder dies or becomes disabled, in all cases, upon the execution by the Founder (or his heirs and assigns in the event of death) and the Trusts of Parent’s standard form of release (a “Release”) and provided the Release becomes effective by the deadline provided therein (such deadline, the “Release Deadline”), all Founder Consideration Shares that do not constitute Indemnification Forfeiture Shares or that have not previously been forfeited in accordance with the terms of this Agreement, other than shares that are restricted after the first anniversary of the Closing Date solely for the purpose of satisfying any indemnification claims pursuant to the terms of Article VIII of the Merger Agreement, or become unrestricted pursuant to this

Section 2 shall be released from restrictions within two Business Days following the date the Release is effective and irrevocable; provided, however, that any such Founder Consideration Shares shall remain subject to any applicable securities laws or other trading restrictions to which the Founder and the Trusts are subject under Parent’s applicable stock plan, securities trading policy and black-out periods. Any Indemnification Forfeiture Shares shall be released pursuant to the terms of the Merger Agreement.
(d) Deliveries. Promptly (and in no event more than five Business Days) after the later of (a) the time any Founder Consideration Shares are released from restrictions pursuant to this Agreement and the Indemnification Forfeiture Obligations under the Merger Agreement and (b) the expiration of the Hold Period (as defined herein), Parent shall instruct its transfer agent to remove the book entry restrictions with respect to such Founder Consideration Shares and otherwise facilitate the movement of such unrestricted Founder Consideration Shares into a brokerage account designated in writing by the Founder or the Trusts, as the case may be.
(e) Voting and Other Matters. Notwithstanding the restrictions placed on the Founder Consideration Shares, the Founder and the Trusts (or a trustee of a bona fide estate planning trust later established by the Founder, if any, that may hold the Founder Consideration Shares) shall retain the right to vote such shares in all cases. In addition, in the event that any dividend or any other security (whether by way of share split, stock dividend or due to a reorganization or merger or otherwise) is paid in respect of, or is issued upon or in exchange for the Founder Consideration Shares, then the property comprising such dividends or such securities shall be released to the Founder and the Trusts concurrently with the release of such property or securities to other stockholders (which securities shall be subject to the same restrictions under this Agreement to the same extent that the Founder Consideration Shares to which they relate are still subject to restriction); provided, however, that: (i) if any security or other property is issued or paid in exchange for the Founder Consideration Shares, then only a portion of such securities or other property having a collective value equal to the amount of the Founder’s and the Trusts’ income taxes resulting from such exchange shall be so released to the Founder or the Trusts, as applicable, and (ii) in the event of any dispute between the Founder or the Trusts and Parent regarding the determination of the specific amount of such portion of such securities or other property released pursuant to clause (i), such amount shall be calculated without regard to any loss carryforwards or similar tax attributes held by the Founder and/or the Trusts and shall be fully and finally determined as between the Founder or the Trusts and Parent by a United States nationally recognized “big four” accounting firm jointly engaged by the Founder or the Trusts and Parent for such purpose (and, in connection therewith, Parent hereby acknowledges that they shall not be permitted to receive disclosure of or otherwise receive any personal financial, tax reporting or other information relating to the Founder), and the costs of such accounting firm shall be shared equally between the Founder or the Trusts and Parent.
(f) Section 83(b) Election. The Founder and the Trusts shall make a valid and timely election under Section 83(b) of the U.S. Internal Revenue Code of 1986, as amended, with respect to the Founder Consideration Shares. The Founder and the Trusts shall make such election directly to the United States Internal Revenue Service within thirty (30) days after the issuance of the Founder Consideration Shares to the Founder and the Trusts, and the Founder and the Trusts shall provide Parent with evidence of such election being made in accordance with this Section 2(f).
(g) Founder and Trust Information. Concurrently with or prior to the execution of this Agreement, the Founder shall have provided to Parent his address and social security number and the Trusts shall have provided their contact information, as well as their respective tax ID numbers.

3. Tax Treatment. The Founder and the Trusts have had an opportunity to consult, and have consulted with, his and its own tax advisors. The Founder and the Trusts are relying solely on their own tax advisors and not on any statements or representations of Parent, Holdings, the Company or any of their respective agents or representatives. The Founder and the Trusts understand that the Founder (and not Parent, Holdings, the Company nor any of their agents or representatives) shall be responsible for any tax liability of the Founder or the Trusts that may arise as a result of the transactions contemplated by this Agreement and agrees to indemnify Parent and Holdings against any and all taxes assessed against Parent in respect of income recognized by the Founder and the Trusts.
4. Representations and Warranties. The Founder and the Trusts hereby represent and warrant the following:
(a) No Registration. The Founder and the Trusts understand that: (i) the Founder Consideration Shares are not being registered under the Securities Act, but rather are being issued pursuant to specific exemptions from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the representations set forth in this Section 4; (ii) the Founder Consideration Shares will be “restricted securities” within the meaning of Regulation D, Regulation S and Rule 144 under the Securities Act and may not be offered or sold within the United States or to or for the account or benefit of a U.S. Person as defined in Rule 902 of Regulation S unless such offer or sale is registered under the Securities Act or an exemption from registration is available; (iii) except as otherwise provided pursuant to a registration rights agreement entered by and between the Parties, neither Parent nor Holdings is under any obligation to file a registration statement with respect to the Founder Consideration Shares; (iv) the provisions of Rule 144 under the Securities Act (“Rule 144”) will permit resale of the Founder Consideration Shares in the United States only under limited circumstances, such Founder Consideration Shares must be held for at least six months before they can be resold pursuant to Rule 144 and then may be resold only in accordance with the requirements of Rule 144 (and any other applicable Legal Requirements), and Founder and the Trusts may be required to make customary representations regarding the satisfaction of the provisions of Rule 144 to Parent or its transfer agent in advance of a permitted resale; and (v) the issuance of such Founder Consideration Shares has not been approved or reviewed by the U.S. Securities and Exchange Commission or by any other Governmental Entity.
(b) Investment Intent. The Founder and the Trusts are acquiring the Founder Consideration Shares for investment for their own respective own accounts, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and the Founder and the Trusts have no present intention of distributing any of such securities in violation of the Securities Act or any applicable U.S. state or other country’s securities law and has no contract, undertaking, agreement or arrangement with any person regarding the distribution of such securities in violation of the Securities Act or any applicable U.S. state or other country’s securities law.
(c) Investment Experience. The Founder and the Trusts have such knowledge and experience in financial and business matters such that the Founder and the Trusts are capable of evaluating the merits and risks of his investment in Parent Common Stock, is able to bear the economic risk of the investment and, at the present time, is able to afford a complete loss of such investment.
(d) Information. The Founder and the Trusts have been given the opportunity to: (i) ask questions of, and to receive answers from, persons acting on behalf of Parent concerning the terms and conditions of the transactions contemplated by the Merger Agreement and this Agreement and the contemplated issuance of Founder Consideration Shares in connection therewith, and the business prospects, financial condition and projections of the Company and the business, prospects and financial conditions of Parent; and (ii) to obtain any additional information (to the extent the Company or Parent possesses such information or is able to acquire it without unreasonable effort or expense) that is necessary to verify the accuracy of the information set forth in the documents provided or made available to the Founder and the Trusts.
(e) Accredited Investor. The Founder and the Trusts are each, as of the date hereof, an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the U.S. Securities and Exchange Commission under the Securities Act.
(f) Residency. The Founder currently resides in California.
(g) Authorization.
(i) The Founder and the Trusts have all requisite power and authority to execute and deliver this Agreement, to accept the Founder Consideration Shares hereunder and to carry out and perform the obligations under the terms of this Agreement. All actions on the part of the Founder and the Trusts necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of all of the Founder’s and the Trusts’ obligations under this Agreement, has been taken or will be taken prior to the Closing.
(ii) This Agreement, when executed and delivered by the Founder and the Trusts, will constitute a valid and legally binding obligation of the Founder and the Trusts, enforceable in accordance with its terms, subject to Enforceability Limitations.
(iii) No consent, approval, authorization, order, filing, registration or qualification of or with any Governmental Entity or third person is required to be obtained by the Founder or the Trusts in connection with the execution and delivery of this Agreement by the Founder, or the Trusts or the performance of the Founder’s obligations hereunder.
(h) Legends. The Founder and the Trusts agree that the Founder Consideration Shares will be uncertificated and in book entry form and stop transfer instructions will be given to the Parent’s transfer agent with respect to the Founder Consideration Shares that bear the following restrictions:
THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY U.S. STATE OR OTHER COUNTRY’S SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE OR OTHER COUNTRY’S SECURITIES LAW, UNDER REGULATION S OR AN EXEMPTION FROM SUCH REGISTRATION UNDER SAID ACT. NO HEDGING TRANSACTIONS MAY BE CONDUCTED WITH RESPECT TO THESE SHARES UNLESS DONE IN COMPLIANCE WITH SAID ACT.
THE SHARES ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE FOUNDER RESTRICTED

STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.
5. Prohibitions Against Transfer.
(a) The Founder and the Trusts agree and acknowledge that other than with respect to Permitted Transfers, neither the Founder Consideration Shares, nor any beneficial interest therein, shall be transferred, encumbered or otherwise disposed of in any way until the Founder Consideration Shares have become unrestricted in accordance with the terms and conditions of Section 2 hereof. “Permitted Transfers” shall include the transfer of any or all of the Founder Consideration Shares to one or more of the Founder, the executor of the Founder’s estate and any trust created for the benefit of one or more of the Founder and the Founder’s Immediate Family; provided that each transferee or other recipient of Founder Consideration Shares shall sign a counterpart of this Agreement agreeing to be bound by the provisions hereof, and a joinder agreement in the form attached as Exhibit C to the Merger Agreement. As used herein, the term “Immediate Family” will mean any current or former spouse of the Founder, the Founder’s parents, the lineal descendants of the Founder’s parents, the parents of the Founder’s current spouse, and the lineal descendants of the Founder’s current spouse, whether or not any of the above are adopted.
(b) Without limiting the application of Section 5(a) hereof, during the six-month period commencing on the Closing Date (the “Hold Period”), the Founder and the Trusts: (i) will offer, sell or otherwise transfer any of the Founder Consideration Shares only in accordance with the provisions of Regulation S or Regulation D under the Securities Act, pursuant to registration under the Securities Act or pursuant to an available exemption from registration from the Securities Act; and (ii) will not engage in any short sale or other hedging transaction (such as writing an option or entering into an equity swap or other type of derivative transaction) involving the Founder Consideration Shares unless in compliance with the Securities Act.
(c) Parent will refuse to register any transfer of the Founder Consideration Shares not made in accordance with the restrictions specified in Sections 5(a) and 5(b) hereof. In the case of transfers during the Hold Period made in accordance with Regulation S or Regulation D under the Securities Act or pursuant to an available exemption, registration of transfer may not be effected unless counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (satisfactory in form and content to Parent), upon which Parent may rely, that such sale, transfer or other dispositions will be made in compliance with Regulation S or Regulation D or will be exempt from the registration requirements of the Securities Act.
6. Arbitration.
(a) The Parties mutually consent to the resolution by arbitration of all claims or controversies (“claims”) past, present or future, whether or not arising out of the Founder’s employment (or its termination) or arising out of this Agreement, that Holdings, Parent or any subsidiary or affiliate may have against the Founder, or that Founder or the Trusts may have against any of the following: (1) Holdings, Merger Sub I, Merger Sub II or Parent, (2) their officers, directors, employees or agents in their capacity as such or otherwise, (3) Holdings’ or Parent’s subsidiary and affiliated entities, (4) benefit plans or the plans’ sponsors, fiduciaries, administrators, affiliates and agents, and/or (5) all successors and assigns of any of them. Nothing in this Agreement prohibits the filing or pursuing relief through the following: (1) a court action for temporary equitable relief in aid of arbitration, where such an action is otherwise available by law, (2) an administrative charge to any federal, state or local equal employment opportunity or fair employment practices agency, (3) an administrative charge to the National Labor Relations Board, or (4) any other charge filed with or communication to a federal, state or local government office, official or agency. In addition, the following claims are not arbitrable: claims for workers’ compensation or unemployment compensation benefits, claims that as a matter of law cannot be subject to arbitration, and claims covered by (and defined in) the Franken Amendment or any similar statute, regulation or executive order, including but not limited to Executive Order 13673, to the extent that any such statute, regulation or executive order is effective and applicable to this Agreement.
(b) Any arbitration will be held under the auspices of the Judicial Arbitration & Mediation Services (“JAMS”) or any successor. The arbitration shall be in accordance with its Employment Arbitration Rules & Procedures (and no other JAMS rules) which are currently at http://www.jamsadr.com/rules-employment-arbitration; provided, however, that notwithstanding any provision to the contrary in the JAMS Rules, a court will resolve any dispute over the formation, enforceability, revocability, or validity of this Agreement or any portion thereof. Parent will supply the Founder with a copy of those rules upon request. This Section 6 shall survive the termination of any employment relationship between the Founder and Parent. The arbitrator shall be either a retired judge, or an attorney who is experienced in employment law and licensed to practice in the state in which the arbitration is convened (the “ Arbitrator”), selected pursuant to JAMS rules or by mutual agreement of the Parties.
(c) The Arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state in which the claim arose, or federal law, or both, as applicable to the claim(s) asserted. The Arbitrator is without jurisdiction to apply any different substantive law or law of remedies. The Federal Rules of Evidence shall apply. The arbitration shall be binding on the Parties, except as provided in this Agreement or by law.
(d) The Arbitrator shall have jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person, as the Arbitrator deems advisable. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any Party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.
(e) Any Party, at its expense in the first instance, may arrange and pay for a court reporter to provide a stenographic record of proceedings.
(f) Should any Party refuse or neglect to appear for, or participate in, the arbitration hearing, the Arbitrator shall have the authority to decide the dispute based upon whatever evidence is presented.
(g) Within thirty (30) days of the close of the arbitration hearing, any Party will have the right to prepare, serve on the other Party, and file with the Arbitrator, a brief. The Arbitrator shall render an award and written opinion, normally no later than thirty (30) days from the date the arbitration hearing concludes or the post-hearing briefs are received, whichever is later. The opinion shall include the factual basis for the award. The Arbitrator may award any Party any remedy to which that Party is entitled under applicable law, but such remedies shall be limited to those that would be available to a Party in his or her individual capacity in a court of law for the claims presented to and decided by the Arbitrator. To the maximum extent provided by law, the Founder waives any right to bring on behalf of persons other than himself or herself, or to otherwise participate with other persons in, any class or collective action. Except as may be permitted or required by law, as determined by the Arbitrator, neither a Party nor an Arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all Parties.
(h) Each Party shall have the right, within twenty (20) days of issuance of the Arbitrator’s decision, to file with the Arbitrator (and the Arbitrator shall have jurisdiction to consider and rule upon) a motion to reconsider (accompanied by a supporting brief), and the other Parties shall have twenty (20) days from the date of the motion to respond. The Arbitrator thereupon shall reconsider the issues raised by the motion and, promptly, either confirm or change the decision, which (except as provided by law) shall then be final and conclusive upon the Parties. Each Party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement and to enforce the arbitration award.
(i) The Founder and the Trusts acknowledge that they are executing this Agreement, including this Section 6, voluntarily and without any duress or undue influence by Parent, Holdings or anyone else. The Founder and the Trusts further acknowledge and agree that they have carefully read the arbitration provisions set forth in this Section 6 and have asked any questions needed to understand the terms, consequences and binding effect of this arbitration provision and fully understand it, including that the Founder and the Trusts are WAIVING RIGHTS TO A JURY TRIAL. The Founder and the Trusts acknowledge and agree that this Agreement, including its arbitration provisions, are final and binding whether or not the Founder or the Trusts are bound by, or opted out of, any other arbitration agreement. Finally, the Founder and the Trusts agree that they have been provided an opportunity to seek the advice of an attorney of his or its choice before signing this Agreement.
7. Further Assurances. The Founder and the Trusts hereby agree to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable Legal Requirements or as may be requested by Parent to accomplish any of the foregoing, to obtain all necessary waivers, consents, approvals and other documents required to be delivered by applicable Legal Requirements or as may be requested by Parent and to effect all necessary registrations and filings to accomplish the foregoing. The Founder and the Trusts, at the reasonable request of Parent, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable to implement and carry out any of the terms of this Agreement.
8. Force Majeure. Neither Parent nor Holdings shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.
9. Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (a) if delivered by hand, when delivered; (b) if sent on a Business Day by email or facsimile transmission before 11:59 p.m. (recipient’s time) on the day sent by facsimile and receipt is confirmed, when transmitted; (c) if sent by email or facsimile transmission on a day other than a Business Day and receipt is confirmed, or if sent by email or facsimile transmission after 11:59 p.m. (recipient’s time) on the day sent by facsimile and receipt is confirmed, on the Business Day following the date on which receipt is confirmed; (d) if sent by registered or certified mail, the third Business Day after being sent; and (e) if sent by overnight delivery via a national courier service, one Business Day after being sent, in each case to the address, facsimile telephone number or email address set forth beneath the name of such party below (or to such other address, facsimile telephone number or email address as such party shall have specified in a written notice given to the other parties hereto):
if to Parent, Holdings or the Company, to:
salesforce.com, inc.
The Landmark
One Market Street, Suite 300
San Francisco, CA 94105
Attention: Corporate Development and Salesforce Ventures
Facsimile: (415) 539-3925
with a copy to:
Shearman & Sterling LLP
535 Mission Street, 25th Floor
San Francisco, California 94105
Attention: Michael S. Dorf
Facsimile: (415) 616-1446
if to the Founder, to:
Bret Taylor
c/o ICONIQ CAPITAL
394 Pacific Ave., 2nd Floor
SF, CA 94111
with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue, Suite 1400
Palo Alto, CA 94301
Attention: Joseph M. Yaffe
if to the Trusts, to:
Bret Taylor
c/o ICONIQ CAPITAL
394 Pacific Ave., 2nd Floor
SF, CA 94111
with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue, Suite 1400
Palo Alto, CA 94301
Attention: Joseph M. Yaffe
10. Miscellaneous.

(a) Non-Remuneration. The Parties hereto acknowledge and agree that the Founder Consideration Shares are not part of the Founder’s salary or other remuneration for any purposes, including, in the event the Founder’s employment is terminated, for purposes of computing payment during any notice period, payment in lieu of notice, severance pay, other termination compensation or indemnity (if any) or any similar payments, except as, and to the extent required by, statute.
(b) Termination. This Agreement shall terminate upon the earlier to occur of (i) the date of termination of the Merger Agreement, and (ii) subject to Section 10(c) hereof, the date upon which all of the Founder Consideration Shares have become unrestricted pursuant to Section 2 hereof.
(c) Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive notwithstanding the Closing or the termination hereof.
(d) Counterparts; Exchanges by Electronic Transmission. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when any number of counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.
(e) Binding Effect; Successors. This Agreement, the Merger Agreement and the documents and instruments and other agreements among the Parties referenced herein constitute the entire agreement among the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the Parties with respect to the subject matter hereof. This Agreement (i) is not intended to confer upon any other person any rights or remedies hereunder, and (ii) shall not be assigned by operation of law or otherwise, except that Parent may assign its rights and delegate its obligations hereunder to any of its Affiliates or any Person that acquires the Company or all or substantially all of the business or assets of the Company and any references hereunder to “Parent” shall be deemed to be references to such assignee, as applicable.
(f) Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
(g) Other Remedies. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.
(h) Modifications. This Agreement may not be altered or modified without the express written consent of the Parties. No course of conduct shall constitute a waiver of any of the terms and conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion. Notwithstanding any other provision hereof, consent to an alteration or modification of this Agreement may not be signed by means of an e-mail address.
(i) Governing Law; Exclusive Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Subject to Section 6 above, each of the Parties irrevocably consents to the exclusive jurisdiction and venue of any court within San Francisco County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.
(j) Rules of Construction. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed and delivered in its name and on its behalf as of the date first above written.
SALESFORCE.COM, INC.
By:  /s/ JOHN SOMORJAI
Name: John Somorjai
Title: Executive Vice President, Corporate
Development and Salesforce Ventures

[Signature Page to Founder Restricted Stock Agreement]

FOUNDER:
/s/ BRET TAYLOR
Bret Taylor

[SIGNATURE PAGE TO FOUNDER RESTRICTED STOCK AGREEMENT]

THE TAYLOR CHILDREN’S EXEMPT REMAINDER TRUST U/A/D 3/2/2012
/s/ BRET TAYLOR
Name: Bret Taylor

[Signature Page to Founder Restricted Stock Agreement]

THE BRET TAYLOR 2015 ANNUITY
TRUST U/A/D 6/28/2015
/s/ BRET TAYLOR
Name: Bret Taylor

[Signature Page to Founder Restricted Stock Agreement]

THE BRET TAYLOR 2015 ANNUITY
TRUST II U/A/D 6/28/2015
/s/ BRET TAYLOR
Name: Bret Taylor
[Signature Page to Founder Restricted Stock Agreement]